FREEPORT-McMoRan RESOURCE PARTNERS, LIMITED PARTNERSHIP

                                         and

                                    CHEMICAL BANK,
                                      as Trustee





                             FIRST SUPPLEMENTAL INDENTURE
                            Dated as of February 14, 1996
                                          to
                                   SENIOR INDENTURE
                             Dated as of February 1, 1996





                                     $150,000,000
                               7% Senior Notes due 2008

                FIRST SUPPLEMENTAL INDENTURE

     THIS FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of February 14, 1996 is between Freeport-McMoRan Resource Partners, Limited Partnership, a Delaware limited partnership (the "Issuer"), and Chemical Bank, as trustee (the "Trustee"), to the Senior Indenture, dated as of February 1, 1996 (the "Original Indenture"), between the Issuer and the Trustee (the Original Indenture, as supplemented by this Supplemental Indenture, is referred to herein as the "Indenture"),

                   W I T N E S S E T H :

     WHEREAS, the Issuer has duly authorized, as a new series of Securities under the Indenture, its 7% Senior
Notes due 2008 (the "Senior Notes");

     WHEREAS, the Issuer has duly authorized the execution and delivery of this Supplemental Indenture to establish the Senior Notes as a series of Securities under the Indenture and to provide for, among other things, the issuance of and the form and terms of the Senior Notes and certain additional covenants; and

     WHEREAS, all things necessary to make this Supplemental
Indenture a valid agreement according to its terms have been done;

     NOW, THEREFORE:

     In consideration of the premises and the purchase of the Senior Notes by the Holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Senior Notes as follows:

                        ARTICLE ONE

                        DEFINITIONS

     1.1 Certain Terms Defined. Unless otherwise defined herein or unless the context of this First Supplemental Indenture otherwise requires, all terms used in this First Supplemental Indenture which are defined in the Original Indenture shall have the meanings assigned to them in the Original Indenture. The following terms, which are in addition to those defined in Section 1.1 of the Original Indenture, shall have the respective meanings specified in this Section. Such terms shall apply only to the Senior Notes except to the extent specifically made applicable to any other series of Securities by the Board Resolutions, Officer's Certificate or supplemental indenture establishing such series of Securities as provided for in Section 2.3 of the Original Indenture.

     "Attributable Debt" when used in connection with a sale and lease-back transaction means, at the time of determination, the lesser of: (a) the fair value of such property (as determined in good faith by the Administrative Managing General Partner); or (b) the then present value of the total net amount of rent required to be paid under the lease in respect of such sale and lease-back transaction during the remaining term thereof (including any renewal term or period for which such lease has been extended) or until the earlier date on which the lessee may terminate such lease upon payment of a penalty or a lump-sum termination payment (in which case the total net rent shall include such penalty or termination payment), computed by discounting from the respective due dates to such dates such total net amount of rent at the actual interest factor included in such rent or implicit in the terms of the applicable sale and lease-back transaction, as determined in good faith by the Issuer. For purposes of the foregoing definition, rent shall not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repair, insurance, taxes, assessments, water rates and similar charges.

     "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes. "Independent Investment Banker" means Lehman Brothers Inc. or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Issuer.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Consolidated Net Tangible Assets" means at any date the consolidated assets of the Issuer and its consolidated Subsidiaries, including all investments by the Issuer or its consolidated Subsidiaries in other Persons (less applicable reserves and other properly deductible items), after deducting therefrom (i) all current liabilities of the Issuer and its consolidated Subsidiaries, (ii) current maturities of long-term debt and (iii) current maturities of obligations under capital leases, less all goodwill (or plus if negative goodwill), trade names, trademarks, patents, unamortized debt discount and other like intangibles, all as included on the most recent consolidated balance sheet of the Issuer and its consolidated Subsidiaries.

     "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) all obligations of such Person for money borrowed, including all obligations for the repayment of debt and payments of other amounts, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except accounts payable arising in the ordinary course of business, (iv) all Capital Lease Obligations of such Person, (v) all Debt of others secured by any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of such Person and (vi) all Debt of others guaranteed by such Person or for the payment of which such Person is directly or indirectly responsible.

     "First  Supplemental   Indenture"   means   this  First
Supplemental Indenture dated as of February 14, 1996 by and between the Issuer and the Trustee.

     "FRP-FTX Credit Agreement" means that certain $400,000,000 Credit Agreement dated as of June 30, 1995 among the Issuer, Freeport-McMoRan Inc., the banks party thereto (the "Banks"), Chemical Bank, a New York banking corporation, as Administrative Agent for the Banks and as FRP Collateral Agent and as FTX Collateral Agent for the Banks and The Chase Manhattan Bank (National Association), a national banking association, as Documentary Agent for the Banks, as the same may hereafter be amended, supplemented, restated, replaced, refinanced or otherwise modified.

     "Interest Payment Dates" means the dates set forth as such in Section 2.3(3) hereof.

     "IMC-Agrico"   means  IMC-Agrico  Company,  a  Delaware
general partnership.

     "IMC-Agrico Credit Agreement" means that certain Credit Agreement dated as of February 9, 1994 among IMC-Agrico, the banks party thereto (the "Banks") and Nationsbank of North Carolina, N.A., as agent for the Banks, as the same may be hereafter amended, supplemented, restated, replaced, refinanced or otherwise modified.

     "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing); provided, however, that Lien shall not include a trust established for the purpose of defeasing any Debt, pursuant to the terms evidencing or providing for the issuance of such Debt.

     "Non-Restricted Subsidiary" means (i) any Subsidiary of the Issuer organized after the date of this First
Supplemental Indenture for the purpose of acquiring the stock or assets of another Person that is not a Restricted Subsidiary or for start-up ventures or exploration programs or activities and designated as a Non-Restricted Subsidiary by the Administrative Managing General Partner in an Officer's Certificate delivered to the Trustee as of the time of its organization, (ii) any Subsidiary of any Non-Restricted Subsidiary, and (iii) any surviving corporation (other than the Issuer or a Restricted Subsidiary) into which any of such corporations referred to in clause (i) or
(ii) is merged or consolidated.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

     "Reference Treasury Dealer" means each of Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc and their respective successors; provided however, that if any of the foregoing cease to be a primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer"), the Issuer shall substitute therefor another Primary Treasury Dealer.

     "Regular Record Dates" means the dates set forth as such in Section 2.3(4).

     "Restricted Subsidiary" means IMC-Agrico  and any other
Subsidiary   of  the  Issuer  other  than  a  Non-Restricted
Subsidiary.

     "Senior Indebtedness" means Debt of the Issuer, whether outstanding on the date of issue of any Subordinated Debt Securities or thereafter created, incurred, assumed or guaranteed by the Issuer, other than the following: (a) any Debt as to which, in the instrument evidencing such Debt or pursuant to which such Debt was issued, it is expressly provided that such Debt is subordinate in right of payment to all indebtedness of the Issuer not expressly subordinated to such Debt; (b) any Debt which by its terms refers explicitly to the Subordinated Debt Securities and states that such Debt shall not be senior, shall be pari passu or shall be subordinated in right of payment to the Subordinated Debt Securities; and (c) with respect to any series of Subordinated Debt Securities, any Debt of the Issuer evidenced by Subordinated Debt Securities of the same or of another series. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include: (x) Debt of or amounts owed by the Issuer for compensation to employees, or for goods, materials and services purchased in the ordinary course of business, or
(y) Debt of the Issuer to a Subsidiary.

     "Subordinated Debt Securities" means any Debt issued by the Issuer pursuant to that certain Subordinated Indenture dated as of October 26, 1990 between the Issuer and Chemical Bank, as successor to Manufacturers Hanover Trust Company, as trustee, as amended and supplemented by that certain First Supplemental Indenture dated as of February 15, 1994, and as hereafter amended or supplemented from time to time.

     "Subsidiary" means (i) with respect to the Issuer, IMC-Agrico or (ii) with respect to any Person, (a) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (b) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

     "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "Voting Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person which ordinarily has voting power for the election of directors (or person performing similar functions) of such Person.

                        ARTICLE TWO

       TERMS AND ISSUANCE OF 7% SENIOR NOTES DUE 2008

     SECTION 2.1. Issue of Senior Notes. A series of Securities which shall be designated the "7% Senior Notes due 2008" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Indenture (including the form of Senior Notes set forth in Exhibit A hereto). The aggregate principal amount of Senior Notes which may be authenticated and delivered under the Indenture shall not exceed $150,000,000 (except for Senior Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Senior Notes pursuant to Sections 2.8, 2.9, 2.11, 8.5 or 12.3 of the Original Indenture). The Senior Notes shall have a stated maturity of February 15, 2008. The entire amount of Senior Notes may forthwith be executed by the Issuer and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Issuer pursuant to Section 2.4 of the Original Indenture.

     As provided in the Indenture, no recourse under the Senior Notes or the Indenture may be had against any partner of the Issuer. Such partners have no obligations under and are not liable in respect of the Senior Notes.

     SECTION  2.2    Date  of  Payment  of  Principal.   The
principal of the Senior Notes shall  be  payable on February
15, 2008.

     SECTION 2.3   Interest.

     (1) The Senior notes shall bear interest at the rate of 7% per annum.

     (2) Interest in respect of the Senior Notes shall accrue from and including February 21, 1996 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for.

     (3) The Interest Payment Dates on which interest shall be payable in respect of the Senior Notes shall be February
15 and August 15 in each year, commencing August 15, 1996.

     (4) The Regular Record Dates for interest in respect of the Senior Notes shall be January 31 and July 31 (whether or not a Business Day) in respect of the interest payable on February 15 and August 15, respectively.

     SECTION 2.4 Redemption. The Senior Notes will be redeemable as a whole or in part, at the option of the Issuer at any time, at a redemption price equal to the greater of (i) 100% of their principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 30 basis points, plus in each case accrued interest to the date of redemption. The notice to the Holders of any such redemption provided for in the second paragraph of Section 12.2 of the Original Indenture need not set forth the redemption price but need only set forth the calculation thereof as described in the preceding sentence. The redemption price, calculated as aforesaid, shall be set forth in an Officer's Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.

     SECTION 2.5 Form. The Senior Notes shall be issued in whole in the form of one or more Registered Global Securities and shall be substantially in the form set forth in Exhibit A hereto. The Depositary for such Registered Global Securities shall be The Depository Trust Company, 55 Water Street, New York, New York 10041.

     SECTION  2.6    Additional  Covenants.   The  covenants
contained  in  Article  Three  of  this  First  Supplemental
Indenture shall apply to the Senior Notes in addition to the covenants contained in the Original Indenture.

     SECTION  2.7    Amendments  to Events of Default.   The
amendments   to  Section  5.1  of  the  Original   Indenture
contained  in  Article   Four  of  this  First  Supplemental
Indenture shall apply to the Senior Notes.

     SECTION  2.8    Amendments   to   Article   Nine.   The
amendments   to   Section  9.1  of  the  Original  Indenture
contained  in  Article   Five  of  this  First  Supplemental
Indenture shall apply to the Senior Notes.

     SECTION 2.9   Amendments to Defeasance Provisions.  The
amendments  to Section 10.1(B)  of  the  Original  Indenture
contained  in   Article   Six  of  this  First  Supplemental
Indenture shall apply to the Senior Notes.


                       ARTICLE THREE

                    ADDITIONAL COVENANTS

     For purposes of the Senior Notes, and solely for the benefit of the Holders thereof, Article Three of the Original Indenture shall be amended by adding thereto the following additional covenants of the Issuer. Such covenants shall apply only to the Senior Notes except to the extent specifically made applicable to any other series of Securities by the Board Resolutions, Officer's Certificate or supplemental indenture establishing such series of Securities as provided for in Section 2.3 of the Original Indenture.

     "SECTION 3.7 Limitation on Liens. (a) Except as provided in this Section 3.7, so long as the Senior Notes are Outstanding, the Issuer will not, and will not permit any Restricted Subsidiary to, issue, create, assume or incur any Lien upon any of its or their property or assets or upon any shares of stock, indebtedness or other obligations of any Restricted Subsidiary which secures any indebtedness for money borrowed without in each such case effectively providing concurrently that the Senior Notes (together with, if the Issuer shall so determine, any other indebtedness of or guarantee by the Issuer or such Restricted Subsidiary ranking equally with the Senior Notes) shall be secured equally and ratably with or prior to such secured debt so long as such other indebtedness shall be so secured. The foregoing restriction, however, will not apply to: (a) (i) Liens on any property or other assets owned on the date hereof by the Issuer or any of its Restricted Subsidiaries,
(ii) Liens on the proceeds and products of any such property or assets, any property or assets acquired with the proceeds of or in exchange for any such property or assets or the accounts receivable generated from any such property or assets and (iii) Liens on any other assets that are granted pursuant to any agreements existing on the date hereof, in each case to secure Debt in an aggregate amount not exceeding the total amount committed under the FRP-FTX Credit Agreement and the IMC-Agrico Agreement as of 3:00 p.m. (New York City time) on February 14, 1996; (b) Liens on property, shares of stock or indebtedness or other assets existing at the time of acquisition thereof, including acquisition through merger, consolidation or the purchase of assets; (c) Liens on real or personal property or assets of the Issuer or a Restricted Subsidiary to secure Debt incurred for the purpose of (i) financing all or any part of the purchase price of such property or assets incurred prior to, at the time of, or within 180 days after, the acquisition of such property or assets or (ii) financing all or any part of the cost of construction, improvement, development or expansion of any such property or assets; (d) Liens to secure Debt of a Restricted Subsidiary owing to the Issuer and/or another Restricted Subsidiary or of the Issuer owing to a Restricted Subsidiary; (e) Liens to secure Debt incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue or development bond financing, which Liens extend solely to the property which is the subject thereof; (f) Liens to secure Debt issued or guaranteed by the United States or any state or any department, agency or instrumentality of the United States, incurred in connection with the financing of the construction, refurbishment or operation of any marine vessels or other property or assets of the Issuer or any of its Restricted Subsidiaries, which Liens extend solely to the property which is the subject thereof; (g) Liens upon property or assets of any Restricted Subsidiary not incorporated in the United States that is acquired after the date hereof (other than property or assets acquired from the Issuer or a Restricted Subsidiary) to secure Debt of that foreign Restricted Subsidiary; (h) Liens arising from or in connection with a conveyance by the Issuer or any Restricted Subsidiary of any production payment or similar obligation or instrument with respect to any oil, gas, natural gas, carbon dioxide, sulphur, coal or other mineral or natural resource that is not in production as of the date hereof;
(i) Liens arising by reason of deposits necessary to obtain standby letters of credit in the ordinary course of business; (j) Liens in favor of customs and revenue authorities or incurred upon any property or assets in accordance with customary banking practice to secure any Debt incurred by the Issuer or any Restricted Subsidiary in connection with the exporting of goods to, or between, or the marketing of goods, or the importing of goods from, foreign countries, which Liens extend only to the property or asset being so exported or imported; (k) Liens upon property or assets sold by the Issuer or any Restricted Subsidiary resulting from the exercise of any rights or arising out of defaults on receivables to secure Debt relating to the sale of such property or assets; and (l) Liens to secure Debt incurred to extend, refinance, renew, replace or refund (or successive extensions, refinancings, renewals, replacements or refundings) any Debt secured by any Lien referred to in the foregoing clauses (b) through
(k) so long as such Lien does not extend to any other property and the amount of such Debt so secured is not increased above the amount outstanding immediately prior to such refinancing.

     (b) Notwithstanding the provisions of Section 3.7(a), the Issuer or any Restricted Subsidiary may create or assume Liens not otherwise permitted by the Indenture and renew, extend or replace such Liens, provided that at the time of such creation, assumption or replacement, and after giving effect thereto, the Debt so secured by any such Lien plus any Attributable Debt does not exceed 10% of Consolidated Net Tangible Assets as shown on a balance sheet of the Issuer as of the end of the most recent fiscal quarter prior to the incurrence of the Debt for which a balance sheet is available.

     SECTION 3.8 Sale and Lease-Back. So long as the Senior Notes are Outstanding and except as otherwise provided in this Section 3.8, the Issuer will not, and will not cause or permit any Restricted Subsidiary to, enter into any arrangement with any Person (other than with the Issuer or a Restricted Subsidiary) providing for the leasing to the Issuer or a Restricted Subsidiary for a period of more than three years of any property or assets which has been, or is to be, sold or transferred by the Issuer or such Restricted Subsidiary (in the case of IMC-Agrico having a sales price of $25 million or more) to such Person or to any Person (other than the Issuer or a Restricted Subsidiary) and funds have been or are to be advanced by such Person on the security of the leased property unless (a) the Issuer or such Restricted Subsidiary would be entitled to incur Debt in a principal amount equal to or exceeding the value of such sale and lease-back transaction (as determined in good faith by the Administrative Managing General Partner), secured by a Lien on the property to be leased, without equally and ratably securing the Outstanding Senior Notes;
(b) since the date of the First Supplemental Indenture and within a period commencing six months prior to the effective date of such sale and lease-back transaction and ending six months thereafter, the Issuer or any Restricted Subsidiary has expended or will expend for any property (including amounts expended for the acquisition, and for additions, alterations, improvements and repairs thereto) an amount equal to all or a portion of the net proceeds received from such transaction and the Issuer elects to designate such amount as a credit against the application of the restrictions set forth in this Section 3.8 to such transaction (with any such amount not being so designated to be applied as set forth in (c) below); or (c) the Issuer, during or immediately after the expiration of the 12 months after the effective date of any such sale and lease-back transaction, applies to the voluntary defeasance or retirement of the Senior Notes and its other Senior Indebtedness an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in such transaction or the Attributable Debt as determined by the Administrative Managing General Partner in an Officer's Certificate delivered to the Trustee at the time of entering into such transaction (in either case adjusted to reflect the remaining term of the lease and any amount utilized by the Issuer as set forth in (b) above), less an amount equal to the principal amount of the Senior Notes delivered within 12 months after the date of such arrangement to the Trustee for retirement and cancellation and excluding retirements of Senior Notes and other Senior Indebtedness as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions or by payment at maturity.


     SECTION 3.9 Provision of Financial Information. So long as the Senior Notes are Outstanding, the Issuer will provide to the Trustee a copy of all the annual reports, quarterly reports and other documents which the Issuer is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor provision thereto. If, during any reporting period, the Issuer is not required to file such reports with the Commission, the Issuer will provide to the Trustee the same financial reports concerning the Issuer as if the Issuer were so required.

                        ARTICLE FOUR

                     EVENTS OF DEFAULT


     For purposes of the Senior Notes, and for the benefit of the Holders thereof, Section 5.1 of the Original Indenture shall be amended (i) by amending and restating clauses (d) and (e) of the definition of "Events of Default" as set forth below, (ii) by substituting clause (f) of the definition of "Events of Default" as set forth below for clauses (f) and (g), (iii) by adding to such definition a new clause (g) as set forth below and (iv) by adding immediately after the first paragraph of Section 5.1 the Insert set forth below; provided that the Trustee shall not be deemed to have knowledge of any such amended or added Event of Default unless and until either (a) a Responsible Officer of the Trustee assigned to its Corporate Trust Office shall have actual knowledge of such Event of Default or (b) the Trustee shall have received written notice thereof mailed or delivered to its Corporate Trust Office from the Issuer, from any Holder or from the holder of any Debt of the Issuer or any agent or representative thereof, including the trustee under any such mortgage, indenture or other instrument which is the subject of such Event of Default. Such amended and additional Events of Default shall apply only to the Senior Notes except to the extent specifically made applicable to any other series of Securities by the Board Resolutions, Officer's Certificate or supplemental indenture establishing such series of Securities as provided for in Section 2.3 of the Original Indenture.

          "(d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer or any Restricted Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or any Restricted Subsidiary or for any substantial part of its or their property or ordering the winding up or liquidation of its or their affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or"

          "(e) the Issuer or any Restricted Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or any Restricted Subsidiary or for any substantial part of its or their property, or make any general assignment for the benefit of creditors; or"

          "(f) failure to pay Debt of the Issuer for money borrowed (other than non-recourse Debt) at maturity (or upon any redemption), after any grace period, or a default resulting in the acceleration of the maturity of any other Debt of the Issuer for money borrowed (other than non-recourse Debt), in either case involving Debt in an aggregate principal amount equal to or exceeding $25 million and such Debt has not been paid or such acceleration has not been rescinded or annulled within 30 days after such grace period or acceleration as the case may be; or"

          "(g) the rendering of a final judgment or judgments against the Issuer or any Restricted Subsidiary in an aggregate amount equal to or in excess of $25 million, and any such judgments are not vacated, discharged or stayed or bonded pending appeal within 60 days after the judgment becomes final and nonappealable; or"

     Insert:   "If  an  Event of Default described in clause
(d) or clause (e) shall occur, the entire principal of the Senior Notes and the interest accrued thereon, if any, will ipso facto become immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder of the Senior Notes."


                        ARTICLE FIVE

          CONSOLIDATION, MERGER AND SALE OF ASSETS

     For purposes of the Senior Notes, and solely for the benefit of the Holders thereof, Article Nine of the Original Indenture shall be amended by deleting Section 9.1 of the Original Indenture and substituting therefor the following provisions. Such amended provisions shall apply only to the Senior Notes except to the extent specifically made applicable to any other series of Securities by the Board Resolutions, Officer's Certificate or supplemental indenture establishing such series of Securities as provided for in
Section 2.3 of the Original Indenture.

     "SECTION 9.1 Consolidation, Merger and Sale of Assets. The Issuer may, without the consent of the holders of the Senior Notes, consolidate with, or sell, lease, or convey, all or substantially all of its assets to, or merge with or into, any other Person provided that: (a) either the Issuer shall be the continuing entity, or the successor entity (if other than the Issuer) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets is organized under the laws of any domestic jurisdiction (the "Successor Company") and assumes the Issuer's obligations to pay principal of (and premium or make whole amount, if any) and interest on all of the Senior Notes and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture;(b) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Issuer or any Subsidiary as a result thereof as having been incurred by the Issuer or such Subsidiary at the time of such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; (c) if, as a result of any such transaction, property or assets of the Issuer or a Restricted Subsidiary would become subject to a Lien prohibited by Section 3.7, the Issuer shall have secured the Senior Notes as required by said covenant; and (d) an Officers' Certificate and Opinion of Counsel covering such conditions shall be delivered to the Trustee.

                        ARTICLE SIX

                         DEFEASANCE

     For purposes of the Senior Notes, and solely for the benefit of the Holders thereof, Section 10.1(B) of the Original Indenture shall be replaced in its entirety by the following provisions. Such provisions shall apply only to the Senior Notes except to the extent specifically made applicable to any other series of Securities by the Board Resolutions, Officer's Certificate or supplemental indenture establishing such series of Securities as provided for in
Section 2.3 of the Indenture.

     "(B) In addition to discharge of the Indenture pursuant to the next preceding paragraph, in the case of the Senior
Notes,

     (x) the Issuer shall be deemed to have paid and discharged the entire indebtedness on all the Senior Notes on the 91st day after the date of the deposit referred to in subparagraph (a) below, and the provisions of this Indenture with respect to the Senior Notes shall no longer be in effect (except an to (i) rights of registration of transfer and exchange of Senior Notes and the Issuer's right of optional redemption, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Senior Notes, (iii) rights of Holders of Senior Notes to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of the Holders of Senior Notes as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of then and (vi) the obligations of the Issuer under Section 3.2), such result being referred to herein as a "defeasance", and the Trustee, at the expense of the Issuer, shall at the Issuer's request, execute proper instruments acknowledging the same, if the Issuer notifies the Trustee that the provisions of this Section 10.1(B) are being complied with solely to effect a defeasance and if

          (a) with reference to this provision the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Senior Notes (i) cash in an amount, or (ii) U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal and interest on all Senior Notes on the date of maturity thereof or on a specified date prior to their maturity, if such date is one upon which the Senior Notes may be optionally redeemed in accordance with their terms and if the Issuer has made arrangements with the Trustee satisfactory to the Trustee for the optional redemption of all of the Senior Notes on such specified date;

          (b) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Issuer is a party or by which it is bound;

          (c) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute such an Event of Default shall have occurred and be continuing;

          (d) the Issuer has delivered to the Trustee an Opinion of Counsel based on the fact that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and such opinion shall confirm that, the Holders of the Senior Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred;

          (e) the Issuer has delivered to the Trustee an Opinion of Counsel stating that such deposit will not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and

          (f) the Issuer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with; and

     (y) the Issuer shall be permitted to (i) omit to comply with the covenants added to the Indenture by Article Three of the First Supplemental Indenture and (ii) be no longer subject to the Events of Default with respect to the Senior Notes specified in clauses (c) (to the extent clause
(c) relates to the covenants added by Article Three of the First Supplemental Indenture), (f) and (g) of the definition of "Events of Default" contained in Section 5.1 of the Indenture ("Defeasible Events"), as of the 91st day after the date of the deposit referred to in subparagraph (a) below, such result being referred to herein as a "covenant defeasance", (it being understood that, notwithstanding such covenant defeasance, the obligation of the Issuer to pay and the rights of Holders of the Senior Notes to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor, pursuant to Section 3.1 of the Indenture and the other Events of Default not specified in this clause (y) of Section 10.1(B) shall remain in full force and effect); and the Trustee, at the expense of the Issuer, shall at the Issuer's request, execute proper instruments acknowledging the same, if the Issuer notifies the Trustee that the provisions of this Section 10.1(B) are being complied with solely to effect a covenant defeasance and if

          (a) with reference to this provision the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Senior Notes (i) cash in an amount, or (ii) U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal and interest on all Senior Notes on the date of maturity thereof or on a specified date prior to their maturity, if such date is one upon which the Senior Notes may be optionally redeemed in accordance with their terms and if the Issuer has made arrangements with the Trustee satisfactory to the Trustee for the optional redemption of all of the Senior Notes on such specified date;

          (b) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Issuer is a party or by which it is bound;

          (c) no Event of Default (other than an Event of Default related to a Defeasible Event) or event that with the passing of time or the giving of notice, or both, shall constitute such an Event of Default shall have occurred and be continuing;

          (d) the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that, and such opinion shall confirm that, the Holders of the Senior Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred;

          (e) the Issuer has delivered to the Trustee an opinion of Counsel stating that such deposit will not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and

          (f) the Issuer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with.

                       ARTICLE SEVEN

                       MISCELLANEOUS

     SECTION 7.1. Paying Agent, Trustee Agent and Registrar. The Issuer hereby appoints the Trustee as paying agent, transfer agent and registrar for the Senior Notes and the agency where notices and demands to or upon the Issuer in respect of the Senior Notes or the Indenture may be served.

     SECTION 7.2. Governing Law. This First Supplemental Indenture and each Senior Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

     SECTION 7.3. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 7.4. Trustee Disclaimer. The recitals contained herein shall be taken as the statements of the Issuer and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity of this First Supplemental Indenture.

     IN WITNESS WHEREOF the parties hereto have caused this First Supplemental Indenture to be duly executed, and the appropriate corporate seals to be hereunto affixed and attested, all as of February 14, 1996.

                  FREEPORT-McMoRan RESOURCE PARTNERS,
                  LIMITED PARTNERSHIP

                  By:  Freeport-McMoRan Inc.
                       (Administrative Managing General Partner)


                  By:   ________________________________
                        Name:   Charles W. Goodyear
                        Title:  Executive Vice President

[CORPORATE SEAL]
Attest:

By: _________________________
    Title:

                   CHEMICAL BANK,  as Trustee


                   By:   _______________________________
                         Name:
                         Title:

[CORPORATE SEAL]
Attest:

By: ___________________________
    Title:

STATE OF LOUISIANA      )
                        )    ss:
PARISH OF ORLEANS       )

              On this _____ of February, 1996, before me personally came Charles W. Goodyear, to me personally known, who, being by me duly sworn, did depose and say that he resides at 1424 Henry Clay Avenue, New Orleans, Louisiana 70118, that he is the Executive Vice President of Freeport-McMoRan Inc., one of the corporations which executed the above instrument in its capacity as Administrative Managing General Partner of Freeport-McMoRan Resource Partners, Limited Partnership; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

[NOTARIAL SEAL]

                   ____________________________
                          Notary Public

STATE OF NEW YORK       )
                        )    ss:
COUNTY OF NEW YORK      )


              On this ____ of February, 1996 before me personally came ________, to me personally known, who, being by me duly sworn, did depose and say that he resides at ____________, that he is a __________ of Chemical Bank, one of the corporations which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


[NOTARIAL SEAL]

                    ___________________________
                          Notary Public

                         EXHIBIT A

        [form of face of Registered Global Security]

              Unless and until this Senior Note is exchanged in whole or in part for Senior Notes in definitive registered form, this Senior Note may not be transferred except as a whole by the Depositary (as defined in the
Indenture  (as  defined  below))   to  the  nominee  of  the
Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

              Unless this Senior Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

  FREEPORT-McMoRan RESOURCE PARTNERS, LIMITED PARTNERSHIP

         7% SENIOR NOTES DUE 2008

No.                                            $____________
                                                   CUSIP

              Freeport-McMoRan Resource Partners, Limited Partnership, a limited partnership organized and existing under the laws of the State of Delaware (hereinafter called the "Issuer," which term shall include any successor corporation as defined in the Indenture hereinafter referred
to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the sum of _______ Dollars on February 15, 2008, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered holder hereof as hereinafter provided interest thereon in like coin or currency, from February 21, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 in each year, commencing August 15, 1996 at the rate of 7% per annum, until the principal hereof is paid or made available for payment. The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Senior Note is registered at the close of business on the Regular Record Date for such interest, which shall be January 31 or July 31 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest on this Senior Note shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Both principal of and interest on this Senior Note are payable at the principal corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, New York; provided, however, that payment of interest may be made, at the option of the Issuer, by check mailed to the address of the person entitled thereto as such address shall appear on the Senior Note register.

ADDITIONAL PROVISIONS OF THIS SENIOR NOTE  ARE  CONTAINED ON
THE  REVERSE  HEREOF  AND  SUCH  PROVISIONS  SHALL  FOR  ALL
PURPOSES  HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH  AT
THIS PLACE.

              This Senior Note shall not be entitled to any benefit under the Indenture hereinafter referred to, or become valid or obligatory for any purpose, until the Trustee under the Indenture shall have signed the form of certificate of authentication endorsed hereon.

              In Witness Whereof, Freeport-McMoRan Resource Partners, Limited Partnership has caused this Instrument to be signed in its name by its Administrative Managing General Partner, under the corporate seal (or a facsimile thereof) of the Administrative Managing General Partner attested by its Secretary or an Assistant Secretary.

Dated

                     Freeport-McMoRan Resource Partners,
                      Limited Partnership

                     By:    Freeport McMoRan Inc.
                           (Administrative Managing General Partner)


                     By:___________________________________

                     Name:_________________________________

                    Title:________________________________
[Corporate Seal]

    Attest:
                 Secretary.

      [Form of reverse of Registered Global Security]

  FREEPORT-McMoRan RESOURCE PARTNERS, LIMITED PARTNERSHIP


                7% SENIOR NOTE DUE 2008

              This Senior Note is one of a duly authorized issue of Senior Notes of the Issuer known as its 7% Senior Notes due 2008 (herein called the "Senior Notes"), limited to the aggregate principal amount of $150,000,000, all issued under and equally entitled to the benefits of a Senior Indenture (herein, together with any amendments and supplements thereto, including without limitation the form and terms of Securities issued pursuant thereto, called the "Indenture"), dated as of February 1, 1996, executed by the Issuer to Chemical Bank (herein, together with any successor thereto, called the "Trustee"), as Trustee, to which Indenture reference is hereby made for a statement of the rights thereunder of the Trustee and of the registered holders of the Senior Notes and of the duties thereunder of the Trustee and the Issuer.

              The Senior Notes will be redeemable as a whole or in part, at the option of the Issuer at any time, at a redemption price equal to the greater of (i) 100% of their principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 30 basis points, plus in each case accrued interest to the date of redemption.

              "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

              "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes. "Independent Investment Banker" means Lehman Brothers Inc. or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Issuer.

              "Comparable   Treasury   Price"  means,   with
respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

              "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

              "Reference Treasury Dealer" means each of Lehman Brothers, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc and their respective successors; provided however, that if any of the foregoing cease to be a primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer"), the Issuer shall substitute therefor another Primary Treasury Dealer.

              Holders  of  Senior  Notes to be redeemed will
receive notice thereof by first-class  mail  at least 30 and
not  more  than  60  days  prior  to  the  date  fixed   for
redemption.

              The Indenture permits the Issuer to issue unsecured debentures, notes and/or other evidences of indebtedness in one or more series ("Securities") up to such principal amount or amounts as may be authorized in accordance with the terms of the Indenture.

              To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Issuer and of the holders of the Senior Notes may be made with the consent of the Issuer and with the consent of the holders of not less than a majority in principal amount of the Securities of any series then outstanding under the Indenture which is affected by the modification or amendment thereto; provided, however, that without the consent of the holder hereof no such modification or alteration shall be made which will affect the terms of payment of the principal of or interest on this Senior Note.

              In case an Event of Default as defined in the Indenture, shall occur, the principal of all the Senior Notes at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be rescinded by the holders of a majority in principal amount of the Senior Notes outstanding.

              The Indenture provides that no holder of any Senior Note may enforce any remedy under the Indenture except in the case of refusal or neglect of the Trustee to act after notice of default and after request by the holders of 25% in principal amount of the outstanding Senior Notes in certain events and the offer to the Trustee of security and indemnity satisfactory to it; provided, however, that such provision shall not prevent the holder hereof from enforcing payment of the principal of or interest on this Senior Note.

              The transfer of this Senior Note is registrable by the registered holder hereof, in person or by duly authorized attorney, at the agency of the Issuer in the Borough of Manhattan, The City of New York, New York, on books of the Issuer to be kept for that purpose at said agency, upon surrender and cancellation of this Senior Note and on presentation of a duly executed written instrument of transfer, and thereupon a new Senior Note or Senior Notes, of the same aggregate principal amount and in authorized denominations, will be issued to the transferee or transferees in exchange herefor; and this Senior Note, with or without other Senior Notes, may in like manner be exchanged for one or more new Senior Notes of other authorized denominations but of the same aggregate principal amount; all subject to the terms and conditions set forth in the Indenture.

              The Issuer, the Trustee, any paying agent and any registrar of the Senior Notes may deem and treat the person in whose name this Senior Note is registered as the absolute owner hereof for all purposes whatsoever, and neither the Issuer nor the Trustee nor any paying agent nor any registrar of the Senior Notes shall be affected by any notice to the contrary.

              No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or in any Senior Note, or because of any indebtedness evidenced thereby, shall be had against any partner of the Issuer or any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Issuer, of any partner of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Senior Notes by the Holders thereof and as part of the consideration for the issue of the Senior Notes appertaining thereto.

              All terms used in this Senior Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

              Form of Trustee's Certificate of Authentication

              This is one of the Securities of the series designated herein referred to in the within- mentioned
Senior Indenture.

CHEMICAL BANK, Trustee,


By
Authorized Officer.